STATE OF DELAWARE
                       OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "THE WINMAX ALPHA FUND LP" IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THIS FOURTEENTH DAY OF FEBRUARY, A.D. 2000.

     AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "THE WINMAX ALPHA FUND LP" WAS FORMED ON THE FOURTH DAY OF NOVEMBER, A.D., 1996.

     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE BEEN PAID TO
DATE.

                                           /s/ Edward J. Freel
                                            ---------------------
                                              Edward J. Freel, Secretary
                                                               of State

    2680348 8300                                               0257123

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                                              Authentication: 02-14-00